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                                                                   Exhibit 10.1


                              AMENDED AND RESTATED
                         SHAREHOLDERS RIGHTS AGREEMENT


                  This AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT (this "Agreement") is made and entered into by and among The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), J.P. Morgan Investment Corporation, a Delaware corporation ("JPMIC"), Sixty Wall Street SBIC Fund, L.P., a Delaware limited partnership ("Sixty Wall"), Hancock Venture Partners V
- Direct Fund L.P. ("Fund V"), The Ultimate Software Group, Ltd., a Florida limited partnership ("USG"), Scott Scherr ("Scherr") and Alan Goldstein ("Goldstein"). This Agreement amends and restates, effective as of June 6, 1997, the Shareholders Rights Agreement dated as of April 25, 1996 by and among the Company, JPMIC, Sixty Wall, USG, Scherr and Goldstein.

                                   RECITALS:

                  A. Concurrently with the execution and delivery of this Agreement, Fund V is acquiring from the Company shares of Series B Convertible Preferred Stock pursuant to the Series B Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series B Purchase Agreement").

                  B. USG presently holds 536,269 shares of the Company's Class B Common Stock and 236,300 shares of the Company's Class A Common Stock, subject to the terms and conditions of escrow agreements relating to certain of such shares.

                  C. Scherr and Goldstein presently own an aggregate of 106,115 shares of the Company's Class B Common Stock, subject to the terms and conditions of an escrow agreement relating to certain of such shares.

                  D. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Series B Purchase Agreement.


                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:



         1.       Transfer Provisions.


                  1.1       Definitions, For purposes of this Section 1:

                           (a)      "Affiliate," with respect to any Person,
means any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. (The term


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"Affiliate" shall include without limitation (i) in the
case of JPMIC, Sixty Wall and (ii) in the case of Sixty Wall, JPMIC.)

                           (b)      "Common Share Equivalents" means Common
Shares outstanding and Common Shares directly or indirectly issuable upon conversion of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock (without regard to any restriction on conversion that may be applicable to any particular holder of such stock) or upon exercise, conversion or exchange of any other securities of the Company.

                           (c)      "Common Shareholders" means USG, Scherr and
Goldstein, and any other Person that may become a "Common Shareholder" pursuant to the terms of this Agreement.

                           (d)      "Common Shares" means, collectively, the
shares of Common Stock of the Company, the shares of Class A Common Stock of the Company, the shares of Class B Common Stock of the Company and the Shares of Class C Common Stock of the Company, and, without duplication, any other shares of capital stock into which such shares may be converted or for which they may be exchanged from time to time.

                           (e)      "Fund V Investors" means, individually
and/or collectively, as applicable, Fund V and any assignee of Fund V in accordance with Section 1.6 below.

                           (f)      "Investors" means, individually and/or
collectively, as applicable, JPMIC, Sixty Wall and Fund V, and any assignee of the foregoing in accordance with Section 1.6 below.

                           (g)      "JPM Investors" means, individually and/or
collectively, as applicable, JPMIC and Sixty Wall, and any assignee of the foregoing in accordance with Section 1.6 below.

                           (h)      "Person" means any individual, partnership,
joint venture, corporation, association, trust or any other entity or organization.

                           (i)      "Preferred Stock" means the Series A
Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company, and any other class or series of preferred stock the Company may issue from time to time.

                           (j)      "Rule 144 Sales" means transfers pursuant
to Rule 144 under the Securities Act (or any successor rule or regulation) that are in compliance with the requirements of paragraphs (c), (e) and (f) of the rule, without giving effect to paragraph (k) of the rule.




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                           (k)      "Securities Act" means the Securities Act
of 1933, as amended.


                           (l)      "Stock" means the Common Shares and the
Preferred Stock.

                           (m)      "Stockholder" means, individually and
collectively, the Common Shareholder(s) and each of the Investors, and any other Person that shall become a Common Shareholder or Investor pursuant to the terms of this Agreement.

                  1.2 Restriction on Transfer. (a) No Common Shares or shares of Preferred Stock held by a Stockholder shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except in accordance with or as otherwise specifically permitted by the provisions of this Agreement.

                           (b)      In addition to each other restriction on
transfer contained in this Agreement, except for Rule 144 Sales and a sale of shares in a public offering pursuant to Section 2 of this Agreement, no Stockholder shall sell, assign, transfer, pledge or otherwise encumber or dispose of any Common Shares or shares of Preferred Stock to any Person, unless
(a) the certificates representing such shares bear appropriate legends reflecting the restrictions on transfer contained in this Agreement, and (b) such transferee shall have executed and delivered to the Company, as a condition to its acquisition of Common Shares or shares of Preferred Stock, as applicable, an appropriate document confirming that such transferee takes such shares subject to all the terms and conditions of this Agreement. The Company shall not transfer upon its books and records any Common Shares or shares of Preferred Stock transferred to any Person in violation of this Agreement.

                  1.3      Excluded Transfers.  The restrictions of this
Section 1 shall not apply to:

                           (a)      Rule 144 Sales,

                           (b)      Transfers by an Investor to any of its
Affiliates that, at the time of such transfer, is expected to remain an Affiliate of such Investor for the foreseeable future,

                           (c)      Transfers by The Ultimate Software Group,
Ltd. to all of its constituent partners in liquidation,

                           (d)      Transfers by a Common Shareholder of Common
Shares, without consideration, to such Common


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Shareholder's spouse, siblings, parents, lineal descendant or trusts for their benefit, and

                           (e)  sales of shares in a public offering pursuant
to Section 2 of this Agreement;

provided that in each of cases (b) and (d), each transferee agrees in writing to take subject to and to comply with the restrictions contained in this Agreement. In addition, none of the restrictions on transfer contained in this Agreement shall apply to any transfers of Stock by will, by the laws of descent or by operation of law, except that any such transferee shall be deemed to take such shares subject to all restrictions on transfer provided in this Agreement applicable to the transferor. Each transferee pursuant to clause (b) above, shall be deemed an Investor upon consummation of such transfer, and each transferee pursuant to clause (d) above, or by will, by the laws of descent or by operation of law, shall be deemed a Common Shareholder upon consummation of such transfer.


                  1.4      First Offer Rights.

                           (a)  General.  Except as otherwise permitted under
Section 1.3 of this Agreement, a Stockholder may sell or otherwise transfer Common Shares and/or shares of Preferred Stock, as applicable, only in compliance with the provisions of this Section 1.4.

                           (b)  First Offer Provisions.

                                    (1)  A Stockholder desiring to sell or
         otherwise transfer Common Shares or shares of Preferred Stock in compliance with this Section 1.4 (a "Selling Stockholder") shall first deliver written notice to the Company (hereinafter referred to as the "Notice of Offer") which Notice of Offer shall specify (i) the number and class of shares of Stock owned by the Selling Stockholder which such Selling Stockholder wishes to sell (the "Offered Shares");
         (ii) the proposed cash purchase price per share for each of the Offered Shares (the "Offer Price"); and (iii) all other terms and conditions of the offer. The Notice of Offer shall constitute an irrevocable offer by the Selling Stockholder to sell to the Company and the other Stockholders the Offered Shares at the Offer Price and on the terms hereinafter provided. Within five (5) business days of its receipt of the Notice of Offer, the Company shall send a copy of the Notice of Offer to each Stockholder.

                                    (2)  Within fifteen (15) days following its
         receipt of the Notice of Offer, the Company may notify the Selling Stockholder and each other

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          Stockholder that it is electing to purchase all the Offered Shares
          (such notification shall be referred to hereinafter as the "Company Acceptance"). The election to purchase the Offered Shares shall be made on behalf of the Company by those members of the Board of Directors of the Company who have not been designated by, and are not affiliated or associated with, the Selling Stockholder. The Company Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder all the Offered Shares.

                                    (3)  If the Company does not deliver a
          Company Acceptance within fifteen (15) days following its receipt of the Notice of Offer providing for the purchase by the Company of all of the Offered Shares, then, within fifteen (15) days following the expiration of such fifteen-day notice period, each other Stockholder of record shall notify the Company and the Selling Stockholder as to the number of Offered Shares, if any, it is electing to purchase (such notification is hereinafter referred to as the "Stockholder's Acceptance"). If the Company does not receive a Stockholder's Acceptance from one or more of the other Stockholders within such period, such other Stockholders that did not deliver a Stockholder's Acceptance shall be deemed to have declined to purchase any of the Offered Shares. A Stockholder's Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of Offered Shares which such Stockholder has elected to purchase pursuant to its Stockholder's Acceptance, subject to allocation of Offered Shares among Stockholders accepting the Notice of Offer as hereinafter provided.

                                    (4)  If the other Stockholders have elected
          to purchase a number of Offered Shares that in the aggregate exceeds the total number of Offered Shares, the Offered Shares shall be allocated among such Stockholders accepting the Selling Stockholder's offer (the "Accepting Stockholders") (a) first, to the Accepting Stockholders as nearly as possible in proportion to the number of Common Share Equivalents held by such Stockholders; (b) next, to those Accepting Stockholders that elected to purchase more shares than the number to which they are entitled under clause (a), in such equitable manner as the Company shall determine taking into account the relative number of Common Share Equivalents held by each Accepting Stockholder. Clauses (a) and (b) shall be construed and given effect in such manner that no Stockholder shall be required or entitled to purchase a number of Offered Shares greater than the number set forth in its Stockholder's Acceptance. If any Stockholders shall elect to purchase any of the Offered Shares, the Company shall


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          promptly notify each such Stockholder of the number of shares allocated to it, and each such Stockholder shall be obligated to purchase at the Offer Price such shares at a closing as set forth in
          Section 1.4(b)(6).

                                    (5)  If neither the Company nor the other
          Stockholders has elected to purchase all of the Offered Shares available for purchase under this Section 1.4, the Selling Stockholder (a) shall be under no obligation to sell any of the Offered Shares to the Company or any other Stockholder, unless the Selling Stockholder so elects, and (b) may, within a period of four months from the date of the Notice of Offer, subject to the provisions of Section 1.5, if applicable, sell at least two-thirds of the Offered Shares to one or more third parties (each a "Third Party Transferee"), for cash at a price per share not less than the Offer Price and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer; provided, however, that if there is more than one Third Party Transferee, the Selling Stockholder in good faith must obtain binding and definitive commitments to purchase at least two-thirds of the Offered Shares within such four-month period before any sale to a Third Party Transferee of the Offered Shares may take place. Upon any such sale, the Third Party Transferee of such shares of Stock shall execute an agreement in form and substance satisfactory to the Company and the Stockholders pursuant to which such Third Party Transferee agrees that the shares of Stock it acquired from the Selling Stockholder are subject to the provisions of this Agreement. Any Third Party Transferee to whom shares of Stock are transferred pursuant to and in compliance with this Section 1.4(b)(5) shall, upon consummation of such transfer, be deemed a Stockholder, and any such Third Party Transferee of an Investor or Common Shareholder shall, upon consummation of such transfer, be deemed an Investor or Common Shareholder, respectively, for purposes of this Agreement. If the Selling Stockholder does not complete the sale of the Offered Shares within such four-month period, the provisions of this Section 1.4 shall again apply, and no sale of shares of Stock of the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

                                    (6)  The closing of purchases of Offered
          Shares by the Company or other Stockholders pursuant to this Section
          1.4 shall take place within twenty (20) days after the delivery of the Company Acceptance or fifty (50) days after the date of the Notice of Offer, whichever is later, at 11:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may


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          agree. At least five (5) business days prior to such closing, the
          Company shall notify the Selling Stockholder(s) in writing of the name of the purchasers and the portion of the Offered Shares to be purchased by each. At such closing, the Selling Stockholder(s) shall sell, transfer and deliver to each purchaser full right, title and interest in and to the Offered Shares so purchased by such purchaser, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Agreement), and shall deliver to each purchaser a certificate or certificates representing the Offered Shares sold to such purchaser, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed with signatures guaranteed by a commercial bank, trust company or registered broker dealer. Upon surrender of the certificate(s) representing the Offered Shares purchased, or to be purchased, by other Stockholders pursuant to this
          Section 1.4(b), the Company shall promptly issue new certificates representing such Offered Shares in the name(s) of such purchaser(s) and representing the appropriate number, class and series of Stock. Simultaneously with delivery of such certificates, each purchaser of the Offered Shares shall deliver to the Selling Stockholder(s), by wire transfer of immediately available funds to such bank and account as the Selling Stockholder(s) shall designate, a cash amount equal to the product of the Offer Price and the number of Offered Shares being acquired by such purchaser, in full payment of the purchase price of the Offered Shares purchased.

                           (c)  Termination.  The terms of Section 1.2(a) and
this Section 1.4 shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering of the Company's Common Shares registered under the Securities Act.


                  1.5  Right to Join in Sale

                           (a)  Anything in this Agreement to the contrary
notwithstanding (but subject to Section 1.3), if (after complying with Section
1.4 above, if such Section 1.4 is still in effect) any of USG, Scott Scherr and/or Alan Goldstein (each a "Selling Common Shareholder") proposes, in a single transaction or a series of related transactions, directly or indirectly to sell, dispose of or otherwise transfer for consideration a number of shares of Stock (or any other securities of the Company held by such Selling Common Shareholder) ("Offer Shares") representing, when combined with all other transfers of Stock by such Selling Common Shareholder since the date of this Agreement, more than 10% of the Common Share Equivalents held by such

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Selling Common Shareholder on the date hereof (as adjusted for any stock splits, dividends, combinations or other reorganizations of the Company), such Selling Common Shareholder shall refrain from effecting such transaction unless, prior to the consummation thereof, each Investor shall have been afforded the opportunity to join in such transfer on a pro rata basis, as provided in Section 1.5(b).

                           (b)  Prior to the consummation of any transaction
subject to this Section 1.5, the person or group that proposes to acquire any of the Offer Shares in a transaction subject to this Section 1.5 (the "Proposed Purchaser(s)") shall offer (the "Purchase Offer") in writing to each Investor to acquire from such Investor the same proportion of the Common Share Equivalents beneficially owned by such Investor as the Proposed Purchaser(s) acquire from any of the Selling Common Shareholder(s), at the same price per Common Share Equivalent (the "Offering Price") and on the same terms and conditions (the "Offering Terms") as the Proposed Purchaser(s) have offered to such Selling Common Shareholder(s). If the Proposed Purchaser(s) are acquiring Offer Shares in a single transaction from more than one Selling Common Shareholder or in a series of related transactions from one or more Selling Common Shareholder(s), (a) each Investor shall have the right, at its election, to select the transaction or transactions in which, and the Selling Common Shareholder(s) with which, it will participate and (b) each Investor shall be afforded the right to sell to the Proposed Purchaser(s) in such transaction or transactions any amount of the Common Stock Equivalents beneficially owned by such Investor that is less than or equal to the same proportion of Common Stock Equivalents being sold by such Selling Common Shareholder(s) in such transaction. (For the purpose of determining the Common Stock Equivalents owned by a Selling Common Shareholder, shares held in escrow shall not be counted.) Each Investor shall have at least twenty (20) days from the receipt of the Purchase Offer in which to accept such Purchase Offer. If an Investor holds shares of different series or classes of Stock, such Investor shall be entitled to designate the series or class or classes of Stock which are to be the subject of such acceptance and the number of shares of such series, class or classes to be included therein. The Selling Common Shareholder(s) shall notify the Proposed Purchaser(s) that the sale or other transfer is subject to this
Section 1.5 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser(s) first complying with this Section 1.5.

                           (c)  The terms of this Section 1.5 shall terminate
and be of no further force or effect (i) with respect to the JPM Investors, at such time as the JPM Investors do not beneficially own, in the aggregate, at least fifty percent (50%) of the Common Share Equivalents held by the JPM Investors on the date hereof and (ii) with


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respect to the Fund V Investors, at such time as the Fund V Investors do not beneficially own, in the aggregate, at least fifty percent (50%) of the Common Share Equivalents held by the Fund V Investors on the date hereof.

                  1.6 Assignment. Each Stockholder and each Stockholder's assignee, may, without any other party's consent, assign in whole or in part its rights under this Section 1 to (i) any Affiliate of such Stockholder that, at the time of such assignment, is expected to remain an Affiliate of such Stockholder for the foreseeable future and (ii) in connection with any sale or other transfer of at least twenty-five percent (25%) of the Common Share Equivalents held by such Stockholder; provided that any such assignee shall agree in writing to take subject to and to comply with the restrictions contained in this Section 1 and shall be deemed (i) an Investor upon consummation of such transfer or assignment by an Investor and (ii) a Common Shareholder upon consummation of such transfer or assignment by a Common Shareholder; and provided further that no Common Shareholder shall become an "Investor" under this Section 1.


                  1.7  Amendment.

                           (a)  The provisions of this Section 1 may be amended
only with the written consent of (i) the holders of a majority of the aggregate Common Share Equivalents held by the JPM Investors, (ii) a majority of the aggregate Common Share Equivalents held by the Fund V Investors, (iii) a majority of the aggregate Common Share Equivalents held by the Common Shareholder(s) and (iv) the Company. The observance of the provisions of this
Section 1 may be waived (either generally or in a particular instance and either retroactively or prospectively), only by written instrument executed by the party against whom enforcement is sought.

                           (b)  Any such amendment or waiver shall be effective
and shall be binding upon the Company, all Investors and all Common Shareholders, as applicable.



         2.     Registration Rights.

                  2.1      Definitions.  For purposes of this Section 2:

                           (a)      "Affiliate" has the meaning set forth in
paragraph 1.1(a) hereof.

                           (b)      "Common Shareholders" has the meaning set
forth in paragraph 1.1(c) hereof.

                           (c)      "Common Shares" has the meaning set forth
in paragraph 1.1(d) hereof.

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                           (d)      "Common Stock" means shares of the Common
Stock of the Company.

                           (e)      "Exchange Act" means the Securities
Exchange Act of 1934, as amended.

                           (f)      "Form S-3" means such form under the
Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (g)      "Fund V Request" means a request from Fund
V or any assignee of Fund V in accordance with Section 2.13 below.

                           (h)      "Holder(s)" means individually and/or
collectively, as applicable, the Investors and the Common Shareholders (or any assignees thereof in accordance with Section 2.13) that hold Registrable Securities.

                           (i)      "Initiating Holders" means the Holders
initiating a registration request under Section 2.2.

                           (j)      "Investors" means, individually and/or
collectively, as applicable, JPMIC, Sixty Wall and Fund V, and any assignee of the foregoing in accordance with Section 2.13 below.

                           (k)      "JPM Request" means a request from JPMIC
and/or Sixty Wall, and any assignee of the foregoing in accordance with Section
2.13 below.

                           (l)      "Person" has the meaning set forth in
paragraph 1.1(g) hereof.

                           (m)      "Preferred Stock" has the meaning set forth
in paragraph 1.1(h)
hereof.

                           (n)      "Qualifying Investor Request" means a
request from any Holder(s) (other than Investors) that in the aggregate possess(es) at least twenty-five percent (25%) of the Registrable Securities outstanding as of the date of such request.

                           (o)      "Register," "registered" and "registration"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (p)      "Registrable Securities" means (1) all

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shares of Common Stock directly or indirectly issuable (without regard to any restriction on conversion that may be applicable to any particular holder of such stock) or issued upon conversion of the Preferred Stock (or any Common Shares of another class issued upon conversion of the Preferred Stock) purchased by the Investors pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of April 25, 1996 by and among the Company, USG, JPMIC and Sixty Wall and the Series B Purchase Agreement, as applicable (2) all shares of Common Stock directly or indirectly issuable (without regard to any restriction on conversion that may be applicable to any particular holder of such stock) or issued upon conversion of the Common Shares of another class held by Common Shareholders on the date hereof, and (3) any Common Stock directly or indirectly issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is directly or indirectly issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Preferred Stock or Common Shares referred to in clauses (1) and (2); provided, however, that any Registrable Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 2.13 below shall cease to be Registrable Securities from and after the time of such sale. In the event that at the time of a demand pursuant to Section 2.2 the Preferred Stock is convertible only into Class B Common Stock, references to "Registrable Securities" shall be deemed to include Class B Common Stock.

                           (q)      The number of shares of "Registrable
Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable which are, Registrable Securities.

                           (r)      "SEC" means the Securities and Exchange
Commission.

                           (s)      "Securities Act" means the Securities Act
of 1933, as amended.

                           (t)      "Violation" means any of the following
statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this
Section 2, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated

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under the Securities Act, the Exchange Act or any state securities law.

                  2.2      Request for Registration.

                           (a)      If, (i) after the earlier of (A) June 30,
1999, and (B) six (6) months after an initial public offering of the Company's securities, the Company shall receive a written JPM Request or Fund V Request, or (ii) after six (6) months after an initial public offering of the Company's securities, the Company shall receive a written Qualifying Investor Request, that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of paragraph 2.2(b) below, shall file and use its best efforts to effect (as soon as practicable and, in any event, to file within sixty (60) days of the receipt of such request) the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.4.

                           (b)      If Initiating Holders intend to distribute
the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Paragraph 2.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Paragraph 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company); provided, however, that no such Holder shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise

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the Company and the Company shall so advise all Holders holding Registrable
Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder; provided, however, that if the request for registration is a JPM Request or Fund V Request, the number of shares of Registrable Securities that may be included in the underwriting shall be allocated (i) first to the Investors in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder requesting inclusion of such Registrable Securities in such underwriting, and (ii) thereafter among all other Holders thereof, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such other Holder requesting inclusion of such Registrable Securities in such underwriting.

                           (c)      The Company shall be obligated to effect
only two (2) registrations pursuant to a JPM Request, only two (2) registrations pursuant to a Fund V Request and only two (2) registrations pursuant to a Qualifying Investor Request (registrations which are not consummated shall not be counted for this purpose); provided, however, that, subject to the following two sentences, the Company is obligated to effect as many registrations as may be requested by Holders in the event and so long as a registration pursuant to Form S-3 or any similar "short-form" registration statement is available. The Company will not be required to effect (i) a Form S-3 or "short-form" registration if such registration covers less than 2% of the aggregate Common Share Equivalents of the Company or (ii) any other registration under this Section 2.2 if such registration covers less than 5% of the aggregate Common Share Equivalents of the Company. The Company will not be required to effect a registration until the expiration of a period of six (6) months from the effective date of the immediately previous demand registration effected pursuant to this Section 2.2.

                           (d)      Notwithstanding the foregoing, if the
Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                  2.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                  2.4 Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a)      Prepare and file with the SEC a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

                           (b)      Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c)      Furnish to the Holders such numbers of
copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d)      Use its diligent efforts to register and
qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this Paragraph 2.4(d), or (ii) to file a general consent to service of process in any such states or jurisdictions.

                           (e)      Use diligent efforts to cause all
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                           (f)      In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (except as otherwise provided in Section 2.8), with the managing underwriter of such offering.

                           (g)      Notify each Holder of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (h)      Notify each Holder of Registrable
Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

                           (i)      Notify each Holder of Registrable
Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use diligent efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

                           (j)      Furnish, at the request of any Holder
requesting registration of Registrable Securities pursuant to this Agreement,
(i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

                           (k)      As soon as practicable after the effective
date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

                  2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to an Investor or any of such Investor's Affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and its affiliates.

                  2.6 Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by the Holders of a majority of the Registrable Securities being registered) for the selling Holders shall be borne by the Company (except that in the case of a registration pursuant to Form S-3 or any similar "short-form" registration statement, the Company shall bear such expenses for a maximum of four (4) such demands); provided, however, that the Company shall not be required to pay any of such expenses for the Holders in connection with any registration begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata), unless the Holders of a majority of Registrable Securities then outstanding agree to forfeit one (1) demand registration right pursuant to
Section 2.2; provided further, however, that if at the time of such withdrawal,
(a) the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company from that known to the Holders at the time of their request, or (b) the filing or effecting of the registration was delayed by or as a result of action or inaction by the Company and there has occurred a material adverse change in marketing factors related to the sale of Registrable Securities to the public from those existing at the time of the Holder's request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

                  2.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder, including without limitation all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

                  2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided however that the selection of the managing underwriter shall be subject to the approval of the Investors, such approval not to be unreasonably withheld), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, however, that no Holder participating in such underwriting shall be required to make any representations or warranties except as they relate to such Holder and its intended method of distribution and that the liability of such a Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering, and with the exception of the primary shares of the Company, the Registrable Securities shall be given priority over any other securities, with the remaining securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders.

                  2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                           (a)      To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's officers, directors, employees and Affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Paragraph 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party; and, provided further, that if any amounts shall have been paid hereunder to an indemnified party and it shall be determined by a court of competent jurisdiction in a final non-appealable decision that such indemnified party was not entitled to indemnification under this Paragraph 2.9(a), then such indemnified party shall (subject to Section
2.11 below) refund the amounts so paid.

                           (b)      To the extent permitted by law, each
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Paragraph 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Paragraph 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Paragraph 2.9(b) exceed the net proceeds from the offering received by such Holder. Notwithstanding the preceding sentence, if any amounts shall have been paid under this Paragraph 2.9(b) to any Person intended to be indemnified pursuant to this Paragraph 2.9(b) and it shall be determined by a court of competent jurisdiction in a final non-appealable decision that such Person was not entitled to indemnification under this Section 2.9(b), then such Person shall (subject to Section 2.11 below) refund the amounts so paid.

                           (c)      Promptly after receipt by an indemnified
party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                           (d)      The obligations of the Company and Holders
under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

                  2.10 Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

                  2.11 Contribution. If for any reason the indemnity provided in Section 2.9 above is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 2.11, no Holder shall be required, pursuant to this Section 2.11, to contribute any amount in excess of the lesser of (x) the net proceeds received by such indemnifying party from the sale of shares in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate and
(y) the amount it would have been obligated to pay if the indemnity provided in
Section 2.9 had been available.

                  2.12 Reports Under the Exchange Act. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or a registration statement pursuant to the Securities Act, then, with a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                             (a)     make and keep public information
available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                             (b)     take such action, including the voluntary
registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                             (c)     file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                             (d)     furnish to any Holder, so long as the
Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned in whole or in part by a Holder to one or more of its Affiliates or to one or more transferees or assignees of not less than twenty-five percent (25%) of all Registrable Securities acquired by the Holder under the Purchase Agreement, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee was a party hereto.

                  2.14 Limitations on Subsequent Registration Rights; Existing Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to demand a registration.

                  2.15 "Market Stand-Off" Agreement. Each Holder and each holder of Common Shares that is a party to this

Agreement hereby agrees that, during the period of ninety (90) days (or, in the case of the Company's initial public offering, one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering, it shall not, without the consent of the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Shares of the Company held by it except Common Shares included in such registration.

                  2.16 Amendment; Waiver. Any provision of this Section 2 may be amended only with the written consent of the Company and the Holders of seventy-five percent (75%) of the Registrable Securities then outstanding. The observance of any provision of this Section 2 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the holders of seventy-five percent (75%) of the Registrable Securities then outstanding may act on behalf of all such holders. Any amendment or waiver effected in accordance with this Section 2.16 shall be binding upon each holder of Registrable Securities at the time outstanding, each future holder of all such securities, and the Company.

                  2.17 Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Section 2, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Section 2, as a condition to any such merger or consolidation.

         3.       Miscellaneous.

                  3.1 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  3.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

                  3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  3.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified, by delivery or confirmed telecopy, or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

                  3.5 Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part hereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.6 Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  3.7 Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

                  3.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                 [SIGNATURE PAGES IMMEDIATELY FOLLOW THIS PAGE]

                               SIGNATURE PAGE TO
                         SHAREHOLDERS RIGHTS AGREEMENT

                  The undersigned hereby execute this Amended and Restated Shareholders Rights Agreement dated as of the date first above written and authorize this signature page to be attached to a counterpart of said Agreement.

                                           "COMPANY"

Address:                                   The Ultimate Software Group, Inc.,
                                           a Delaware corporation
3111 Stirling Road
Ft. Lauderdale, FL 33312
Attn: Mr. Scott Scherr                     By:/s/Scott Scherr
Fax: (954) 266-1301                           -------------------------------
                                           Name: Scott Scherr
                                           Title: President

                                           "INVESTORS"

Address:                                   J.P. Morgan Investment Corporation

60 Wall Street
New York, NY 10260
Attn: Mr. Thomas M. Snell                  By:/s/ Thomas M. Snell
Fax: (212) 648-5032                           -------------------------------
                                           Name: Thomas M. Snell
                                           Title: Managing Director

Address:                                   Sixty Wall Street SBIC Fund, L.P.
                                           By: Sixty Wall Street SBIC
60 Wall Street                                 Corporation, its general partner
New York, NY 10260
Attn: Mr. L.E. Franic
Fax: (212) 648-5032                        By:/s/ L.E. Franic
                                              -------------------------------
                                           Name: L.E. Franic
                                           Title: Vice President


Address:                                   Hancock Venture Partners V - Direct
                                             Fund L.P.
One Financial Center, 44th Floor
Boston, MA 02111                           By:/s/ Ofer Nemirovsky
Attn: Mr. Ofer Nemirovsky                     -------------------------------
Fax: (617) 350-0305                        Name: Ofer Nemirovsky
                                           Title: Managing Director

                               SIGNATURE PAGE TO
                         SHAREHOLDERS RIGHTS AGREEMENT

                  The undersigned hereby execute this Amended and Restated Shareholders Rights Agreement dated as of the date first above written and authorize this signature page to be attached to a counterpart of said Agreement.


                                           "COMMON SHAREHOLDERS"

Address:                                   The Ultimate Software Group, Ltd.
                                           By: The Ultimate Software Group of
3111 Stirling Road                             South Florida, Inc., a Florida
Ft. Lauderdale, FL 33312                       corporation, its general partner
Attn: Mr. Scott Scherr
Fax: (954) 266-1301

                                           By:/s/ Scott Scherr
                                              -------------------------------
                                           Name: Scott Scherr
                                           Title: President


Address:

3111 Stirling Road                         /s/ Alan Goldstein
Ft. Lauderdale, FL 33312                   ----------------------------------
Attn: Mr. Alan Goldstein                   Alan Goldstein
Fax: (954) 266-1301


Address:                                   /s/ Scott Scherr
                                           ----------------------------------
3111 Stirling Road                         Scott Scherr
Ft. Lauderdale, FL 33312
Attn: Mr. Scott Scherr
Fax: (954) 266-1301